UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                              --------------------


                                    FORM 8-K


                                 CURRENT REPORT
                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934


        Date of Report (Date of Earliest Event Reported) August 26, 2005


                          PLAYLOGIC ENTERTAINMENT, INC.
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           (Name of Small Business Issuer as specified in its charter)

           Delaware                      0-49649                 23-3083371
-------------------------------      ----------------     ----------------------
(State or other jurisdiction of      (Commission File        (I.R.S. Employer
 incorporation or organization)          Number)          Identification Number)

            Concertgebouwplein 13, 1071 ll Amsterdam, The Netherlands
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              (Address of principal executive offices and zip code)


    Registrant's telephone number, including area code: (011) 31-20-676-0304


     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[_] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[_] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[_]  Pre-commencement   communications  pursuant  to  Rule  14d-2(b)  under  the
     Exchange Act (17 CFR 240.14d-2(b))

[_]  Pre-commencement   communications  pursuant  to  Rule  13e-4(c)  under  the
     Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

On August 26, 2005, the Company announced that announced that Dominique Morel will join the company as chief technology officer, effective Sept. 21, 2005.

Mr. Morel, who is 32 years of age, has worked in a variety of capacities at Atari Europe and currently serves in the capacity as Project Evaluation & Business Development Manager at Atari Europe.

Mr. Morel is a party to an employment agreement with the Company dated August 22, 2005. The agreement is for an indefinite period, but can be terminated by us upon six months notice or by Mr. Morel upon three months notice. Mr. Morel's starting salary is approximately $14,008.50 ((euro) 11,000) per month. Under this agreement, Mr. Morel will be entitled to participate in a long term incentive plan and in this connection, the Company has granted Mr. Morel, subject to approval of the board of directors, an option to purchase 100,000 shares of the Company stock.

A copy of the press release announcing the appointment of Mr. Morel is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

         SIGNATURE

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereto duly authorized.

                                 PLAYLOGIC ENTERTAINMENT, INC.



                                 By: /s/ Willem M. Smit
                                    ------------------------
                                    Name: Willem M. Smit
                                    Title: President and Chief executive Officer




Date:  August 31, 2005